Exhibit 2.2

Execution Version

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Membership Interest Purchase Agreement (as amended to date, the “MIPA”), dated as of September 11, 2020, by and between Adtalem Global Education Inc., a Delaware corporation (“Purchaser”) and Laureate Education, Inc., a Delaware public benefit corporation (“Seller”), is made and entered into as of August 10, 2021 (the “Effective Date”), by and between Purchaser and Seller. Purchaser and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the MIPA.

RECITALS

The Parties desire to amend the Seller Disclosure Schedule in accordance with Section 10.12 of the MIPA.

AGREEMENT

In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendments to the Seller Disclosure Schedule. The Seller Disclosure Schedule shall be amended as set forth on Appendix A attached hereto.

2.Except as expressly amended or waived in this Amendment or as previously amended or waived in writing between the Parties, (i) the terms of the MIPA and the Seller Disclosure Schedule remain in full force and effect and unchanged, and (ii) this Amendment shall not operate as a waiver or consent to any past, present or future breach of any provision of the MIPA. On and after the Effective Date, each reference in the MIPA to “this Agreement” or to the “Seller Disclosure Schedule” or words of similar import, as applicable, shall mean and be deemed to be a reference to the MIPA or the Seller Disclosure Schedule, as applicable, as amended by this Amendment.

3.The provisions of Section 10.03 through Section 10.17 of the MIPA are hereby incorporated by reference into this Amendment, mutatis mutandis.

[Signature Pages Follow]

DC: 7611203-10

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the Effective Date.

    ADTALEM GLOBAL EDUCATION INC.

By: /s/ Robert J. Phelan
Name: Robert J. Phelan
Title: Interim Chief Financial Officer

[Signature Page - Amendment to MIPA]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the Effective Date.

    LAUREATE EDUCATION, INC.

By: /s/ Richard H. Sinkfield III
Name: Richard H. Sinkfield III
Title: Chief Legal Officer and
         Chief Ethics & Compliance Officer

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